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                                                                EXHIBIT 99.23(i)


                       BROWN, CUMMINS & BROWN CO., L.P.A.
                         ATTORNEYS AND COUNSELORS AT LAW
                                3500 CAREW TOWER
                                 441 VINE STREET
                             CINCINNATI, OHIO 45202
                            TELEPHONE (513) 381-2121
                            TELECOPIER (513) 381-2125



                                 April 30, 2001


The Gateway Trust
Rookwood Tower, Suite 600
3805 Edwards Road
Cincinnati, Ohio  45209

Gentlemen:

         A legal opinion that we prepared was filed with your Form 24f-2 for the fiscal year ended December 31, 1996 (the "Legal Opinion"). We hereby give your our consent to incorporate by reference the Legal Opinion into Post-Effective Amendment No. 36 to your Registration Statement (the Amendment"), and consent to all references to us in the Amendment.

                                         Very truly yours,

                                         /s/ Brown, Cummins & Brown Co., L.P.A.

                                         BROWN, CUMMINS & BROWN CO., L.P.A.

BCB/jlm